SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 21, 2009

Date of Report (Date of earliest event reported)

HEPALIFE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-29819

(Commission File Number)

58-2349413

(I.R.S. Employer Identification No.)

60 State Street, Suite 700, Boston, MA  02109

(Address of principal executive offices)

(800) 518-4879

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant's Business and Operations

Item 1.01 – Entry into a Material Agreement

            Pursuant to the terms of the Subscription Agreements dated as of May 23, 2008 between the Company and each of the Holders (the “Subscription Agreements”), the Warrant Holders purchased an aggregate of 12,989,830 Series C Warrant (the “Series C Warrants”) to purchase an additional share of our common stock (the “Warrant Shares”), at an exercise price of $0.55 per share (the “Exercise Price”) which was subsequently reduced to $0.34 per share. The Series C Warrants contain provisions to the effect that if at any time while the warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock equivalents entitling any person to acquire shares of Common Stock, at an effective price per share less than the then exercise price.

On October 21, 2009 the Company entered into a Warrant Exercise or Exchange Agreement with the holders (the “Holders”) of its Series C Stock Purchase Warrants (the “Agreement”). Each Holder agrees to either: (i) exchange all Series C Warrants for shares of the Company’s common stock, on the basis of one (1) share of common stock (“Exchange Shares”) for every two (2) shares of the Company’s common stock purchasable by such Holder pursuant to the Series C Warrants (the “Securities Exchange Option”) or (ii) exercise all of its respective Series C Warrants to purchase the Company’s common stock (the “Exercise Shares”) at a reduced exercise price of $0.10 per Warrant Share (the “Warrant Exercise Option”).

The consummation of the transactions contemplated by the Agreement occurred on October 27, 2009 and was conditioned upon all of the Holders electing either the Securities Exchange Option of Warrant exercise Option.  A total of nine of the fifteen Holders have elected to exercise an aggregate of 6,004,824 warrants for a total cash payment of $600,482.40. An aggregate of 3,492,505 shares are being issued in exchange for the remaining unexercised Series C Warrants.

            The Company believes that consummation of the transactions contemplated by the Agreement will not only generate additional working capital allow the Company to eliminate ongoing derivative accounting required for the now retired Class C Warrants and to facilitate potential financing options which may become available to the Company, expansion of the Company’s current business activities or the engagement by the Company in new business ventures.

SECTION 2.  Financial Information

None.

SECTION 3.  Securities and Trading Markets

None.

SECTION 4.  Matters Related to Accountants and Financial Statements

None.

SECTION 5.  Corporate Governance and Management

None.

SECTION 6. [Reserved]

N/A.

SECTION 7.  Regulation FD

None.

SECTION 8.  Other Events

None.

SECTION 9.  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Number	Exhibit Description

10.1	Warrant Exchange or E Agreement dated as of October 21, 2009 between HepaLife Technologies, and the Holders of the Series C Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEPALIFE TECHNOLOGIES, INC.

/s/Amit S. Dang

Amit S. Dang

Chief Executive Officer and President

Date: October 27, 2009

Number	Exhibit Description

10.1	Warrant Exchange or E Agreement dated as of October 21, 2009 between HepaLife Technologies, and the Holders of the Series C Warrants.